Exhibit 5.1
February 17, 2022

Tucson Electric Power Company
88 East Broadway Boulevard
Tucson, AZ 85701

Ladies and Gentlemen:

I am the Senior Vice President, General Counsel and Corporate Secretary of Tucson Electric Power Company, an Arizona corporation (the “Company”), and have acted as counsel for the Company in collaboration with Morgan, Lewis & Bockius LLP in connection with the preparation of a registration statement on Form S-3 (File No. 333-231982) (the “Registration Statement”), filed on June 6, 2019 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the offer and sale of $325,000,000 aggregate principal amount of the Company’s 3.25% Senior Notes due 2032 (the “Notes”), issued under an Indenture (For Unsecured Debt Securities), dated as of November 1, 2011 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by an officer’s certificate, dated February 17, 2022, establishing the terms of the Notes (the “Officer’s Certificate”).

In connection with this opinion letter, I have examined originals, or copies certified or otherwise identified to my satisfaction, of (i) the Restated Articles of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended, (ii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement and the Notes, (iii) the Registration Statement and the prospectus included therein, (iv) the Indenture, (v) the Officer’s Certificate and (vi) such other instruments, certificates, records, and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies, and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the Registration Statement, resolutions, instruments, certificates, records and documents.

I have assumed for purposes of the opinion expressed below, without any independent investigation or verification of any kind, the due authorization, execution and delivery of the Indenture by the Trustee; the due authentication of the Notes by the Trustee; the legal right and power under all applicable laws and regulations of the Trustee to execute, deliver and perform its obligations under the Indenture; and the validity, binding effect and enforceability against the Trustee of the Indenture in accordance with its terms.

Based upon the foregoing, I am of the opinion that:

    (1) The Company is a corporation validly existing and in good standing under the laws of the State of Arizona; and

    (2) The Notes have been legally issued and constitute valid and binding obligations of the Company.

I hereby consent to the use of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to me under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, I do not admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

This opinion is limited to the laws of the State of Arizona and the federal laws of the United States of America. As to all matters of New York law I have, with your consent, relied upon the opinion of even date herewith rendered to you by Morgan, Lewis & Bockius LLP of New York, New York, counsel to the Company, and the opinions expressed herein upon such reliance are subject to the same assumptions, qualifications and limitations set forth therein.

Morgan, Lewis & Bockius LLP is authorized to rely upon this letter as to the matters of Arizona law as if this letter were addressed to them.

Very truly yours,

/s/ Todd C. Hixon

Todd C. Hixon, Esq.

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